NEWS RELEASE

CONE Midstream Reports Second Quarter Results

CANONSBURG, PA (August 7, 2017) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ended June 30, 2017(1).
Second Quarter Results
Highlights of second quarter 2017 results attributable to the Partnership as compared to the second quarter of 2016 include:(2)

•	Net income of $29.0 million as compared to $23.2 million

•	Average daily throughput volumes of 981 billion Btu per day (BBtu/d) as compared to 857 BBtu/d

•	Net cash provided by operating activities of $42.3 million as compared to $41.8 million

•	Adjusted EBITDA(3) of $34.4 million as compared to $26.9 million

•	Distributable cash flow (DCF)(3) of $29.6 million as compared to $23.6 million

•	Cash distribution coverage(3) of 1.50x on an as-declared basis
Management Comment
"Second quarter financial and operating results were in-line with expectations," said John T. Lewis, Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). "Benefiting from the fourth quarter 2016 acquisition of the remaining 25% interest in the Anchor Systems and our continuing attention to operating cost control, net income attributable to the Partnership, Adjusted EBITDA and distributable cash flow all increased by approximately 25% as compared to the second quarter of 2016. These results keep us on-track to achieve full year 2017 results in line with our current EBITDA and DCF guidance.
"I would also like to highlight the June 28th closing of Noble Energy's sale of their Appalachian acreage position in southwestern Pennsylvania and West Virginia to HG Energy," continued Mr. Lewis. "We are pleased to welcome HG as a new shipper on the CONE system and are actively engaged with them to provide gathering services to support and increase their current production as well as the future development of their acquired acreage."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.2922 per unit with respect to the second quarter of 2017. The distribution payment will be made on August 14, 2017 to unitholders of record at the close of business on August 4, 2017. The distribution, which equates to an annual rate of $1.1688 per unit, represents an increase of 3.6% over the prior quarter and an increase of 15.1% over the distribution paid with respect to the second quarter of 2016.

Capital Investment and Resources
CONE Midstream's allocated second quarter 2017 share of investment in expansion projects was $6.4 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $7.7 million. CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the second quarter of 2017 was $3.7 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $4.6 million.
As of June 30, 2017, CONE Midstream had outstanding borrowings of $161.0 million under its $250 million revolving credit facility and a cash balance of $4.9 million.
Second Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss second quarter 2017 financial and operational results and 2017 guidance, is scheduled for August 7, 2017 at 11:00 a.m. Eastern Time. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website, www.conemidstream.com, or at http://services.choruscall.com/links/cnnx170807.html. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at http://services.choruscall.com/links/cnnx170807.html shortly after the conclusion of the conference call. A telephonic replay will be available through August 21, 2017 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10110565.
_____________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  The Partnership's current economic interests in the development companies are: 100% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. that owns non-controlling interests in the Partnership’s development companies.

(2)
Effective November 16, 2016, the Partnership acquired the remaining 25% controlling interest in the Anchor Systems, which brought its controlling interest in that system to 100%.  As such, net results for the second quarter 2017 include 100% of the Anchor Systems, and net results for the second quarter 2016 include only 75% of the Anchor Systems.

(3)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *

CONE Midstream Partners LP is a master limited partnership that owns, operates, develops and acquires gathering and other midstream energy assets to service natural gas production in the Appalachian Basin in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release serves a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of non-U.S. investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "will," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. You should not place undue reliance on forward-looking statements.
Although forward-looking statements reflect our good faith beliefs at the time they are made, they involve known and unknown risks, uncertainties and other factors. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, including, among others, that our business plans may change as circumstances warrant, please refer to the "Risk Factors" and "Forward-Looking Statements" sections of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.
* * * * *

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Gathering revenue — related party	$55,667	$58,407	$114,625	$120,655
Gathering revenue — third party	867	—	867	—
Total Revenue	56,534	58,407	115,492	120,655
Expenses
Operating expense — related party	7,089	7,078	14,717	15,422
Operating expense — third party	5,957	7,879	12,590	16,553
General and administrative expense — related party	2,715	2,213	5,651	3,897
General and administrative expense — third party	981	1,153	2,120	2,147
Loss on asset sales	3,241	10,083	3,914	10,083
Depreciation expense	5,675	5,152	11,346	9,992
Interest expense	1,124	381	2,162	800
Total Expense	26,782	33,939	52,500	58,894
Net Income	29,752	24,468	62,992	61,761
Less: Net income attributable to noncontrolling interest	761	1,251	3,934	13,755
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$28,991	$23,217	$59,058	$48,006

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$28,991	$23,217	$59,058	$48,006
Less: General partner interest in net income, including incentive distribution rights	1,305	464	2,434	960
Limited partner interest in net income	$27,686	$22,753	$56,624	$47,046

Net income per Limited Partner unit - Basic	$0.44	$0.39	$0.89	$0.81
Net Income per Limited Partner unit - Diluted	$0.44	$0.39	$0.89	$0.81

Limited Partner units outstanding - Basic	63,585	58,343	63,575	58,343
Limited Partner unit outstanding - Diluted	63,644	58,415	63,630	58,397

Cash distributions declared per unit (*)	$0.2922	$0.2540	$0.5743	$0.4990

(*)	Represents the cash distributions declared during the month following the end of each respective quarterly period.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	June 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash	$4,866	$6,421
Receivables — related party	18,425	22,434
Receivables — third party	5,243	—
Other current assets	1,914	2,181
Total Current Assets	30,448	31,036
Property and Equipment:
Property and equipment	940,208	930,732
Less — accumulated depreciation	62,394	52,172
Property and Equipment — Net	877,814	878,560
Other assets	675	8,961
TOTAL ASSETS	$908,937	$918,557

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$18,880	$18,007
Accounts payable — related party	2,728	8,289
Total Current Liabilities	21,608	26,296
Other Liabilities:
Revolving credit facility	161,000	167,000
Total Liabilities	182,608	193,296
Partners' Capital:
Common units (34,422,212 units issued and outstanding at June 30, 2017 and 34,363,371 units issued and outstanding at December 31, 2016)	430,171	418,352
Subordinated units (29,163,121 units issued and outstanding at June 30, 2017 and December 31, 2016)	(56,185)	(65,986)
General partner interest	(1,451)	(2,311)
Partners' capital attributable to CONE Midstream Partners LP	372,535	350,055
Noncontrolling interest	353,794	375,206
Total Partners' Capital	726,329	725,261
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$908,937	$918,557

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,
	2017	2016
Cash Flows from Operating Activities:
Net Income	$29,752	$24,468
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,717	5,193
Unit-based compensation	367	219
Loss on asset sales	3,241	10,083
Other	84	(132)
Changes in assets and liabilities:
Receivables — related party	4,467	4,434
Receivables — third party	(867)	—
Other current and non-current assets	3,571	453
Accounts payable	(1,259)	(3,064)
Accounts payable — related party	(2,815)	123
Net Cash Provided by Operating Activities	42,258	41,777

Cash Flows from Investing Activities:
Capital expenditures	(12,223)	(9,338)
Proceeds from sale of assets	14,000	—
Net Cash Provided by (Used in) Investing Activities	1,777	(9,338)

Cash Flows from Financing Activities:
Contributions to (distributions from) general partners and noncontrolling interest holders, net	(25,345)	—
Quarterly distributions to unitholders	(18,842)	(14,593)
Net payments on revolving credit facility	(1,000)	(27,000)
Vested units withheld for unitholders taxes	—	(23)
Net Cash Used In Financing Activities	(45,187)	(41,616)

Net Decrease in Cash	(1,152)	(9,177)
Cash at Beginning of Period	6,018	14,273
Cash at End of Period	$4,866	$5,096

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Definition of Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented herein may not be comparable to similarly titled measures that other companies may use.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, cash interest paid and maintenance capital expenditures, each net to the Partnership. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this release provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures that other companies may use.

The following table presents a reconciliation of the non-GAAP measures of adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2017	2016	2017	2016
Net Income	$29,752	$24,468	$62,992	$61,761
Depreciation expense	5,675	5,152	11,346	9,992
Interest expense	1,124	381	2,162	800
EBITDA	36,551	30,001	76,500	72,553
Non-cash unit-based compensation expense	367	219	650	355
Loss on asset sales	3,241	10,083	3,914	10,083
Adjusted EBITDA	40,159	40,303	81,064	82,991
Less:
Net income attributable to noncontrolling interest	761	1,251	3,934	13,755
Depreciation expense attributable to noncontrolling interest	1,833	2,409	3,663	4,694
Other expenses attributable to noncontrolling interest	112	127	194	316
Loss on asset sales attributable to noncontrolling interest	3,079	9,579	3,718	9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$34,374	$26,937	$69,555	$54,647
Less: cash interest paid, net	1,079	254	2,079	484
Less: maintenance capital expenditures, net of reimbursements	3,715	3,112	7,596	5,951
Distributable Cash Flow	$29,580	$23,571	$59,880	$48,212

Net Cash Provided by Operating Activities	$42,258	$41,777	$76,434	$82,957
Interest expense	1,124	381	2,162	800
Loss on asset sales	3,241	10,083	3,914	10,083
Other, including changes in working capital	(6,464)	(11,938)	(1,446)	(10,849)
Adjusted EBITDA	40,159	40,303	81,064	82,991
Less:
Net income attributable to noncontrolling interest	761	1,251	3,934	13,755
Depreciation expense attributable to noncontrolling interest	1,833	2,409	3,663	4,694
Other expense attributable to noncontrolling interest	112	127	194	316
Loss on asset sales attributable to noncontrolling interest	3,079	9,579	3,718	9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$34,374	$26,937	$69,555	$54,647
Less: cash interest paid, net	1,079	254	2,079	484
Less: maintenance capital expenditures, net of reimbursements	3,715	3,112	7,596	5,951
Distributable Cash Flow	$29,580	$23,571	$59,880	$48,212
The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q3 2016		Q4 2016		Q1 2017		Q2 2017		Twelve Months Ended June 30, 2017
Net Income	$36,381		$31,978		$33,240		$29,752		$131,351
Depreciation expense	5,392		5,818		5,671		5,675		22,556
Interest expense	305		694		1,038		1,124		3,161
EBITDA	42,078		38,490		39,949		36,551		157,068
Non-cash unit-based compensation expense	222		198		283		367		1,070
Loss on asset sales	—		—		673		3,241		3,914
Adjusted EBITDA	42,300		38,688		40,905		40,159		162,052
Less:
Net income attributable to noncontrolling interest	12,750		7,130		3,173		761		23,814
Depreciation expense attributable to noncontrolling interest	2,589		2,313		1,830		1,833		8,565
Other expenses attributable to noncontrolling interest	205		100		82		112		499
Loss on asset sales attributable to noncontrolling interest	—		—		639		3,079		3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$26,756		$29,145		$35,181		$34,374		$125,456
Less: cash interest paid, net	198		628		1,000		1,079		2,905
Less: maintenance capital expenditures, net of reimbursements	3,283		3,837		3,881		3,715		14,716
Distributable Cash Flow	$23,275		$24,680		$30,300		$29,580		$107,835

Net Cash Provided by Operating Activities	$39,981		$37,151		$34,176		$42,258		$153,566
Interest expense	305		694		1,038		1,124		3,161
Loss on asset sales	—		—		673		3,241		3,914
Other, including changes in working capital	2,014		843		5,018		(6,464)		1,411
Adjusted EBITDA	42,300		38,688		40,905		40,159		162,052
Less:
Net income attributable to noncontrolling interest	12,750		7,130		3,173		761		23,814
Depreciation expense attributable to noncontrolling interest	2,589		2,313		1,830		1,833		8,565
Other expenses attributable to noncontrolling interest	205		100		82		112		499
Loss on asset sales attributable to noncontrolling interest	—		—		639		3,079		3,718
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$26,756		$29,145		$35,181		$34,374		$125,456
Less: cash interest paid, net	198		628		1,000		1,079		2,905
Less: maintenance capital expenditures, net of reimbursements	3,283		3,837		3,881		3,715		14,716
Distributable Cash Flow	$23,275		$24,680		$30,300		$29,580		$107,835
Distributions Declared	$15,827		$18,004		$18,842		$19,698		$72,371
Distribution Coverage Ratio - Declared	1.47	x	1.37	x	1.61	x	1.50	x	1.49	x

Distributable Cash Flow	$23,275		$24,680		$30,300		$29,580		$107,835
Distributions Paid	$15,209		$15,827		$18,004		$18,842		$67,882
Distribution Coverage Ratio - Paid	1.53	x	1.56	x	1.68	x	1.57	x	1.59	x

The following table presents a reconciliation of the non-GAAP measures of the Partnership's projected adjusted EBITDA and projected distributable cash flow with the most directly comparable GAAP financial measure, which is projected net income. The following projections represent the approximate midpoint of the previously announced full year 2017 expected guidance ranges of adjusted EBITDA ($128-$138 million) and full year distributable cash flow ($105-$115 million) attributable to the Partnership. CONE Midstream’s financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results.  These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.

(unaudited) (in millions)	Forecast 2017 (E)
Net Income	$137.4
Depreciation expense	23.2
Interest expense	5.4
EBITDA	166.0
Non-cash unit-based compensation expense	0.8
Adjusted EBITDA	166.8
Less:
Net income attributable to noncontrolling interest	17.4
Depreciation and other expenses attributable to noncontrolling interest	16.2
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$133.2
Less: cash interest paid, net	5.1
Less: maintenance capital expenditures, net of reimbursements	17.5
Distributable Cash Flow	$110.6
The Partnership is unable to project net cash provided by operating activities or provide the related reconciliation of projected net cash provided by operating activities to projected distributable cash flow, the most comparable financial measure calculated in accordance with GAAP, because net cash provided by operating activities includes the impact of changes in operating assets and liabilities. Changes in operating assets and liabilities relate to the timing of the Partnership’s cash receipts and disbursements that may not relate to the period in which the operating activities occurred, and the Partnership is unable to project these timing differences with any reasonable degree of accuracy.

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2017
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$46,799	$2,018	$7,717	$56,534
Expenses	17,849	1,512	7,421	26,782
Net Income	28,950	506	296	29,752
Less: Net income attributable to noncontrolling interest	—	480	281	761
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$28,950	$26	$15	$28,991

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	589	47	11	647
Wet gas (BBtu/d)	373	4	190	567
Condensate (MMcfe/d)	6	—	3	9
Total Gathered Volumes	968	51	204	1,223

Total Volumes Net to CONE Midstream Partners LP	968	3	10	981

Capital Investment
Maintenance capital	$3,670	$210	$681	$4,561
Expansion capital	6,326	172	1,164	7,662
Total Capital Investment	$9,996	$382	$1,845	$12,223

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$3,670	$11	$34	$3,715
Expansion capital	6,326	8	58	6,392
Total Capital Investment Net to CONE Midstream Partners LP	$9,996	$19	$92	$10,107

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2016
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$48,855	$2,708	$6,844	$58,407
Expenses	17,437	11,959	4,543	33,939
Net Income	31,418	(9,251)	2,301	24,468
Less: Net income attributable to noncontrolling interest	7,854	(8,789)	2,186	1,251
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,564	$(462)	$115	$23,217

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	775	64	16	855
Wet gas (BBtu/d)	347	6	132	485
Condensate (MMcfe/d)	6	—	6	12
Total Gathered Volumes	1,128	70	154	1,352

Total Volumes Net to CONE Midstream Partners LP	846	4	8	857

Capital Investment
Maintenance capital	$4,080	$159	$898	$5,137
Expansion capital	2,990	—	1,211	4,201
Total Capital Investment	$7,070	$159	$2,109	$9,338

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$3,059	$8	$45	$3,112
Expansion capital	2,243	—	61	2,304
Total Capital Investment Net to CONE Midstream Partners LP	$5,302	$8	$106	$5,416